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                                                                     Exhibit 5.1

LATHAM & WATKINS LLP

53rd at Third
885 Third Avenue
New York, New York 10022-4802
Tel: (212) 906-1200 Fax: (212) 751-4864
www.lw.com

FIRM / AFFILIATE OFFICES
Boston        New Jersey
Brussels      New York
Chicago       Northern Virginia
Frankfurt     Orange County
Hamburg       Paris
Hong Kong     San Diego
London        San Francisco
Los Angeles   Silicon Valley
Milan         Singapore
Moscow        Tokyo
              Washington, D.C.

November 7, 2003

To: The Persons Listed on Schedule I hereto

     Re:  Hyundai Motor Finance Company and Hyundai ABS Funding Corporation

Ladies and Gentlemen:

     We have acted as special counsel to Hyundai Motor Finance Company, a California corporation ("HMFC") and Hyundai ABS Funding Corporation, a Delaware corporation (the "Depositor" and, together with HMFC, the "Companies"), in connection with (i) that certain Receivables Purchase Agreement dated as of November 7, 2003 (the "Receivables Purchase Agreement") between HMFC and the Depositor, (ii) that certain Sale and Servicing Agreement dated as of November 7, 2003 (the "Sale and Servicing Agreement") among Hyundai Auto Receivables Trust 2003-A (the "Issuer"), the Depositor, HMFC and Wells Fargo Bank Minnesota, National Association, (iii) that certain Amended and Restated Trust Agreement dated as of November 7, 2003 (the "Trust Agreement") among the Depositor, HMFC, as Owner Trust Administrator (the "Administrator"), and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee") and the issuance by Hyundai Auto Receivables Trust 2003-A (the "Issuer") of $753,347,000 Asset Backed Notes, Series 2003-A (the "Notes") pursuant to the Indenture dated as of November 7, 2003 (the "Indenture") between the Issuer and Wells Fargo Bank Minnesota, National Association (the "Indenture Trustee"). This opinion is rendered to you pursuant to Sections 7(f) and (i) of the Underwriting Agreement dated October 29, 2003 (the "Underwriting Agreement") among the Companies and Banc One Capital Markets, Inc., as representative of the several underwriters set forth on
Schedule I thereto. Capitalized terms defined in the Sale and Servicing Agreement and the Receivables Purchase Agreement, used herein and not otherwise defined herein or in Appendix A hereto, shall have the meanings given them in such agreements.

     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge or awareness (in which case we have with your consent made no or limited inquiry as specified below). We have examined, among other things, the following:

          (a) the registration statement on Form S-3 (Registration No. 333-108545) relating to the Notes, including all amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act");



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          (b) the Prospectus dated October 24, 2003 (the "Base Prospectus") and the Prospectus Supplement dated October 29, 2003 (the "Prospectus Supplement") relating to the Notes (collectively, the "Prospectus"), including the filing thereof pursuant to Rule 424 under the Securities Act;

          (c) the Underwriting Agreement;

          (d) the Indenture;

          (e) the Receivables Purchase Agreement;

          (f) the Sale and Servicing Agreement;

          (g) the Trust Agreement;

          (h) the Owner Trust Administration Agreement dated as of November 7, 2003 (the "Administration Agreement") among the Administrator, the Issuer and the Indenture Trustee;

          (i) the Securities Account Control Agreement dated as of November 7, 2003 (the "Control Agreement") among the Issuer, the Indenture Trustee and Wells Fargo Bank Minnesota, National Association, as Securities Intermediary;

          (j) the Reconveyance and Release Agreement dated as of November 7, 2003 (the "HBCF Reconveyance Agreement") among Hyundai BC Funding Corporation ("HBCF"), Societe Generale ("SocGen"), Asset One Securitization, L.L.C., Sheffield Receivables Corporation and Amsterdam Funding Corporation;

          (k) the Receivables Transfer Agreement dated as of November 7, 2003 (the "HBCF Transfer Agreement") between HMFC and HBCF;

          (l) a photocopy of the certificate of the Secretary of State of the State of California (the "California Secretary") dated October 24, 2003, together with photocopies of the UCC financing statements listed thereon (collectively, the "HMFC Search Certificate"), listing financing statements naming HMFC as debtor that are on file with the California Secretary (the "California Filing Office") as of October 17, 2003 (a copy of the HMFC Search Certificate is attached hereto as Exhibit I);

          (m) a photocopy of the certificate of the Secretary of State of the State of Delaware (the "Delaware Secretary") dated October 24, 2003, together with photocopies of the UCC financing statements listed thereon (collectively, the "Depositor Search Certificate"), listing financing statements naming the Depositor as debtor that are on file with the Delaware Secretary (the "Delaware Filing Office" and together with the California Filing Office, the "Filing Offices") as of October 13, 2003 (a copy of the Depositor Search Certificate is attached hereto as Exhibit II);



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          (n) a photocopy of the Form UCC-3 release statement naming HBCF as debtor and SocGen as secured party, together with all schedules and exhibits to such release statement, to be filed in the Delaware Filing Office, a copy of which is attached hereto as Exhibit III (the "SocGen Release Statement"), releasing SocGen's security interest under Form UCC-1 financing statement 2001 0938725 on file in the Delaware Filing Office in the Receivables to be conveyed to HBCF pursuant to the HBCF Reconveyance Agreement;

          (o) a photocopy of the Form UCC-3 release statement naming HMFC as debtor and HBCF as secured party, together with all schedules and exhibits to such release statement, to be filed in the California Filing Office, a copy of which is attached hereto as Exhibit IV (the "HBCF Release Statement" and, together with the SocGen Release Statement, the "Release Statements"), releasing HBCF's security interest under Form UCC-1 financing statement 0002560858 on file in the California Filing Office in the Receivables to be conveyed to HMFC pursuant to the HBCF Transfer Agreement;

          (p) a photocopy of the Form UCC-1 financing statement naming HMFC as seller/debtor and the Depositor as buyer/secured party, together with all schedules and exhibits to such financing statement, to be filed in the California Filing Office, a copy of which is attached hereto as Exhibit V (the "HMFC Financing Statement");

          (q) a photocopy of the Form UCC-1 financing statement naming the Depositor as seller/debtor and the Issuer as buyer/secured party, together with all schedules and exhibits to such financing statement, to be filed in the Delaware Filing Office, a copy of which is attached hereto as Exhibit VI (the "Depositor Financing Statement" and, together with the Release Statements and the HMFC Financing Statement, the "Financing Statements");

          (r) a certificate of an officer of HMFC, a copy of which is attached hereto as Exhibit VII (the "HMFC Officer's Certificate");

          (s) a certificate of an officer of the Depositor, a copy of which is attached hereto as Exhibit VIII (the "Depositor Officer's Certificate"); and

          (t) all correspondence issued by the Commission with respect to the Registration Statement.

     The agreements referred to in clauses (c) through (i) are referred to herein collectively as the "Transaction Documents." The agreements referred to in clauses (j) and (k) are referred to herein collectively as the "Related Documents" and, together with the Transaction Documents, the "Subject Documents." As used in this opinion, the "California UCC" shall mean the Uniform Commercial Code as now in effect in the State of California, and the "New York UCC" shall mean the Uniform Commercial Code as now in effect in the State of New York. "Applicable UCC" shall mean the New York UCC, the Delaware UCC (as defined below) and/or the California UCC, as applicable.

     In addition, as used in this letter, certain capitalized terms will have the meanings set forth therefor in Appendix A hereto.



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     With your consent, we have relied upon the foregoing, including the representations and warranties of the Companies in the Subject Documents, and upon certificates of officer(s) of the Companies and of others with respect to certain factual matters. We have not independently verified such factual matters. Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transactions contemplated by the Subject Documents do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. In addition, we have assumed that the parties to the Subject Documents have not entered into any agreements of which we are unaware which modify the terms of the Subject Documents and have not otherwise expressly or by implication waived, or agreed to any modification of the terms or benefits of the Subject Documents.

     We are opining herein as to the effect on the subject transactions only of the federal laws of the United States and the internal laws of the State of New York and, with respect to paragraphs 7 and 8 only, the California UCC, except that with respect to our opinions set forth in paragraphs 9 and 10 (as they relate to the Depositor Financing Statement and the Delaware UCC (as defined below)), we are opining as to the effect on the subject transaction only of the Delaware UCC. Except as described in the previous sentence, we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state, or any laws which are applicable to the subject transactions or the parties thereto because of the nature or extent of their business.

     With your permission we have based our opinions set forth in paragraphs 9 and 10 with respect to the Depositor Financing Statement solely upon our review of Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of Delaware as set forth in the CCH Secured Transactions Guide , as supplemented through October 21, 2003 (without regard to judicial interpretations thereof or any regulations promulgated thereunder), referred to herein as the "Delaware UCC". We call to your attention that we are not licensed to practice in the State of Delaware.

     Notwithstanding anything to the contrary contained herein, our opinions set forth herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to receivables purchase and sales transactions, such as the type contemplated by the Transaction Documents; provided that no opinion is expressed as to securities laws (except to the extent stated in paragraphs 12 through 16), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, usury laws, environmental laws, or other laws excluded by customary practice. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the nature or extent of the business of any parties to the Subject Documents.



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     For purposes of this letter, we have assumed, with your permission, that:

     (1) each of the parties to the Subject Documents (including the Companies and the Issuer) is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of organization, qualified to do business in each jurisdiction in which such qualification is required, with the requisite corporate or other organizational power and authority and full legal right to conduct its business as now conducted and to own, or hold under lease, its assets and to execute and deliver the Subject Documents to which it is a party and perform its obligations thereunder;

     (2) the execution, delivery and performance of the Subject Documents by each of the parties thereto (including the Companies and the Issuer) has been duly authorized by all requisite action on the part of each such party;

     (3) the Subject Documents have been duly executed and delivered by each of the parties thereto (including the Companies and the Issuer);

     (4) the Subject Documents constitute the legally valid and binding obligations of each of the parties thereto (other than the Companies and the Issuer with respect to obligations governed by the laws of the State of New York), enforceable against such parties (other than the Companies and the Issuer) in accordance with their respective terms;

     (5) none of the execution, delivery and performance of any of the Subject Documents by any of the parties thereto (including the Companies and the Issuer) will result in the violation of or contravene or conflict with (i) the certificate or articles of incorporation or bylaws (or other organizational documents) of such party, (ii) any law, rule or regulation binding upon such party (except as expressly provided in our opinion in paragraph 3 below), (iii) any agreement or instrument (including, without limitation, each other Subject Document) to which such party is a party or by which any of its properties or assets are bound (except as expressly provided in our opinion in paragraph 3 below), and (iv) any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its properties or assets;

     (6) no order, consent, approval, license, authorization, or validation of or filing, recording or registration with, or exemption by, any court, governmental body or authority, or any subdivision thereof is required to authorize or is required in connection with the execution and delivery by any party to any of the Subject Documents, or in connection with the performance of its obligations thereunder or the consummation of the transactions contemplated thereby (except (i) for the filing of the Financing Statements required in order to perfect or otherwise protect the security interests under the Receivables Purchase Agreement, the Sale and Servicing Agreement and the Indenture and (ii) that we do not make such assumption with respect to consents, approvals, authorizations, registrations,



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          declarations or filings to the extent that we express our opinion with respect thereto in paragraph 3 below); and

     (7) all parties to the Subject Documents have complied with any applicable requirements to file returns and pay taxes.

     Subject to the foregoing and the other matters set forth herein, and in reliance thereon, it is our opinion that, as of the date hereof:

          1. Each Subject Document (other than the Trust Agreement and the Underwriting Agreement as to which we express no opinion) to which each Company or the Issuer is a party constitutes a legally valid and binding obligation of such Company or the Issuer, as the case may be, enforceable against such Company or the Issuer, as the case may be, in accordance with its terms.

          2. The Notes, when duly executed and delivered by the Owner Trustee on behalf of the Issuer, authenticated by the Indenture Trustee and delivered and paid for pursuant to the Underwriting Agreement, will constitute legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

          3. The execution and delivery of the Transaction Documents by each Company a party thereto, and the consummation by such Company of the transactions contemplated by the Transaction Documents to which it is a party on the date hereof do not to the best of our knowledge (i) after giving effect to the transactions contemplated by the Related Documents, violate the provisions of the agreements described in Exhibit IX attached hereto (such agreements, the "Conduit Documents"), (ii) violate any federal or New York statute, rule, or regulation applicable to such Company, or (iii) require any consents, approvals, authorizations, registrations, declarations or filings by such Company under any federal or New York statute, rule, or regulation applicable to such Company except filings and recordings required in order to perfect or otherwise protect the security interests under the Transaction Documents.

          No opinion is expressed in clauses (ii) and (iii) of this paragraph 3 as to the application of Section 547 and 548 of the federal Bankruptcy Code and comparable provisions of state law, or under other laws customarily excluded from such opinions, including any antifraud laws, securities laws, the securities or "blue sky" laws of any State and antitrust or trade regulation laws.

          4. The Receivables Purchase Agreement is effective to create a valid security interest, as such term is defined in the New York UCC, in favor of the Depositor in that portion of the collateral described in Section 2.01(a) of the Receivables Purchase Agreement in which HMFC has rights and the transfer thereof pursuant to Section 2.01(a) of the Receivables Purchase Agreement is subject to
Article 9 of the New York UCC (the "RPA Assets").

          5. The Sale and Servicing Agreement is effective to create a valid security interest, as such term is defined in the New York UCC, in favor of the Issuer in that portion of



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the collateral described in Section 2.01 of the Sale and Servicing Agreement in
which the Depositor has rights and the transfer thereof pursuant to Section 2.01 of the Sale and Servicing Agreement is subject to Article 9 of the New York UCC (the "SSA Assets").

          6. The Indenture is effective to create a valid security interest in favor of the Indenture Trustee, as such term is defined in the New York UCC, in that portion of the collateral described in the Granting Clause of the Indenture in which the Issuer has rights and which is subject to Article 9 of the New York UCC (the "Indenture Assets" and, together with the RPA Assets and the SSA Assets, the "Transferred Assets").

          7. The HMFC Financing Statement is in appropriate form for filing in the California Filing Office. Insofar as Division 9 of the California UCC is applicable (without regard to conflicts of law principles), upon the proper filing of the HMFC Financing Statement in the California Filing Office, the security interest in favor of the Depositor in the RPA Assets described in the HMFC Financing Statement will be perfected to the extent a security interest in such RPA Assets can be perfected under the California UCC by the filing of a financing statement with the California Filing Office (the "Division 9 Filing RPA Assets").

          8. We call to your attention that the HMFC Search Certificate describes or identifies several financing statements that incorporate by reference lists of receivables that could potentially include the Division 9 Filing RPA Assets (the secured parties under such financing statements, copies of which are attached hereto as Exhibit X (the "HMFC Prior Filings"), being referred to herein as the "HMFC Prior Filers"). We have not independently reviewed any of the lists of receivables incorporated by reference in the HMFC Prior Filings; however, we note that an officer of HMFC has certified in the HMFC Officer's Certificate that, other than the security interests evidenced under Form UCC-1 financing statement 0002560858 described or identified on the HMFC Search Certificate, none of the other HMFC Prior Filings described or identified on the HMFC Search Certificate describe the Division 9 Filing RPA Assets. Other than the HMFC Prior Filers (including, the secured parties under Form UCC-1 financing statement 0002560858), the HMFC Search Certificate identifies no secured party who has filed a financing statement naming HMFC as debtor and describing the Division 9 Filing RPA Assets.

          9. The Depositor Financing Statement is in appropriate form for filing in the Delaware Filing Office. Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflicts of law principles), upon the proper filing of the Depositor Financing Statement in the Delaware Filing Office, the security interest in favor of the Issuer in the SSA Assets described in the Depositor Financing Statement will be perfected in that portion of such SSA Assets that can be perfected under the Delaware UCC by the filing of a financing statement with the Delaware Filing Office (the "Article 9 Filing SSA Assets" and, together with the Article 9 Filing RPA Assets, the "Article 9 Filing Assets").

          10. We call to your attention that the Depositor Search Certificate describes or identifies several financing statement that incorporate by reference lists of receivables that could potentially include the Article 9 Filing SSA Assets (the secured parties under such financing statements, copies of which are attached hereto as Exhibit X (the "Depositor Prior Filings"), being referred to herein as the "Depositor Prior Filers"). We have not independently reviewed



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any of the lists of receivables incorporated by reference in the Depositor Prior
Filings; however, we note that an officer of the Depositor has certified in the Depositor Officer's Certificate that none of the Depositor Prior Filings described or identified on the Depositor Search Certificate describe the Article 9 Filing SSA Assets. Other than the Depositor Prior Filers, the Depositor Search Certificate identifies no secured party who has filed a financing statement naming the Depositor as debtor and describing the Article 9 Filing SSA Assets.

          11. Assuming the Contracts are created under, and are evidenced solely by, motor vehicle retail installment sale contracts in the form of the contract attached as Exhibit XII hereto, such Contracts are "chattel paper" as defined in
Section 9-102(11) of the New York UCC.

          12. The Registration Statement has become effective under the Securities Act. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefore have been initiated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in accordance with Rule 424 under the Securities Act. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T, the Indenture Trustee's Form T-1, or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and Prospectus, we have assumed that the statements made therein are correct and complete.

          13. The Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          14. The Indenture has been qualified under the Trust Indenture Act.

          15. The Class A-1 Notes are "eligible securities" within the meaning of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended.

          16. The Trust is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus Supplement under the caption "Use of Proceeds," will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          17. The provisions of the Control Agreement are effective under the New York UCC to perfect the security interest in favor of the Indenture Trustee in that portion of the Indenture Assets consisting of the securities account maintained with Wells Fargo Bank Minnesota, National Association (the "Securities Intermediary") described in the Control Agreement (the "Securities Account"), assuming (a) the Securities Intermediary's jurisdiction (as determined in accordance with Section 8-110(e) of the New York UCC) is New York,
(b) the Securities Account constitutes a "securities account" within the meaning of Section 8-501 of the



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New York UCC, (c) the Securities Intermediary, with respect to the Securities
Account, is acting in its capacity as a "securities intermediary" (as defined in Section 8-102(a)(14) of the New York UCC) and (d) the Control Agreement has been duly authorized, executed and delivered by each of the parties thereto and is the legally valid and binding obligation of such parties. The Indenture Trustee's security interest in the Securities Account has priority over any other security interest in the Securities Account granted by the Issuer assuming no other secured party has control of, and the absence of any other control agreement with respect to, the Securities Account. We express no opinion as to the priority of any security interest in the Securities Account as against any security interest in favor of the Securities Intermediary.

          18. The statements in the Prospectus Supplement and the Base Prospectus under the headings "ERISA CONSIDERATIONS," to the extent such statements describe matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

     The opinions expressed in paragraphs 1, 2 and 3 do not include opinions with respect to the creation, validity, perfection or priority of any security interest or lien. The opinions expressed in paragraph 1, 2 and 3 and the opinions expressed in paragraphs 4, 5, 6, 7, 8, 9, 10 and 12 as to the creation, validity, perfection and priority of the security interests and liens referred to therein are further subject to the following limitations, qualifications and exceptions:

          (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

          (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought;

          (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

          (iv) we express no opinion with respect to the enforceability of (a) consents to, or restrictions upon, judicial relief or, except for provisions by which a party agrees to submit to the jurisdiction of the New York courts in respect of any action or proceeding arising out of or relating to the Subject Documents, jurisdiction or venue; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (c) provisions for exclusivity, election or cumulation of rights or remedies; (d) restrictions upon non-written modifications and waivers;
(e) provisions authorizing or validating conclusive or discretionary determinations; (f) grants of setoff rights; (g) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable; (h) proxies, powers and trusts; (i) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; and (j) provisions for liquidated



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damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies;

          (v) certain rights, remedies and waivers contained in the Subject Documents may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Subject Documents invalid or unenforceable as a whole; and

          (vi) we express no opinion as to the validity or enforceability of any provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies and call to your attention the provisions of Sections 1717 and 1717.5 of the California Civil Code, which limit and create obligations for the payment of attorney's fees.

     The opinions set forth above are also subject to (i) the unenforceability of contractual provisions waiving or varying the rules listed in Section 9-602 of the Applicable UCC, (ii) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice of opportunity for hearing or correction and (iii) the effect of provisions of the Applicable UCC which require a secured party, in any disposition of personal property collateral, to act in good faith and a commercially reasonable manner.

     In rendering the opinions expressed in paragraph 3 insofar as they require interpretation of the Conduit Documents (i) we have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of the State of New York without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions, (iii) we express no opinion with respect to the effect of any action or inaction by HMFC, the Depositor or HBCF, as applicable, under the Subject Documents or the Conduit Documents which may result in a breach or default under any Conduit Document, and (iv) we express no opinion with respect to any matters which require us to perform a mathematical calculation or make a financial or accounting determination. We advise you that certain of the Conduit Documents may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Conduit Documents.

     Our opinions in paragraphs 4, 5, 6, 11 and 17 above are limited to Article 9 of the New York UCC, our opinions in paragraphs 7 and 8 are limited to Division 9 of the California UCC and our opinions in paragraphs 9 and 10 are limited to Article 9 of the Delaware UCC, and therefore those opinion paragraphs, among other things, do not address (i) Collateral of a type not subject to, or excluded from the coverage of, Article 9 of the Delaware UCC or the New York UCC, as applicable, or Division 9 of the California UCC, and (ii) under New York UCC Sections 9-301 and 9-307, what law governs perfection of the security interests granted in the Collateral covered by this opinion. Additionally,



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          (i) we express no opinion with respect to:

          (a) the priority of any security interest or lien, except as set forth in paragraphs 8, 10 and 17 above;

          (b) what law governs perfection of a security interest granted in the RPA Assets, the SSA Assets or the Indenture Assets and proceeds thereof; or

          (c) any agricultural lien or any Transferred Assets that consist of letter-of-credit rights, goods covered by a certificate of title, claims against any government or governmental agency, consumer goods, crops growing or to be grown, timber to be cut, goods which are or are to become fixtures, or as-extracted Transferred Assets;

          (ii) we assume the descriptions of the RPA Assets contained in, or attached as schedules to, the Receivables Purchase Agreement sufficiently describe the RPA Assets intended to be covered by the Receivables Purchase Agreement, and we express no opinion as to whether the phrases "all personal property" or "all assets" or similarly general phrases would be sufficient to create a valid security interest in the RPA Assets or any particular item or items of the RPA Assets;

          (iii) we have assumed that HMFC has, or has the power to transfer, "rights" in the RPA Assets and that "value" has been given, as contemplated by
Section 9-203 of the New York UCC, and we express no opinion as to the nature or extent of HMFC's rights in or title to any of the RPA Assets;

          (iv) we assume the descriptions of the SSA Assets contained in, or attached as schedules to, the Sale and Servicing Agreement sufficiently describe the SSA Assets intended to be covered by the Sale and Servicing Agreement, and we express no opinion as to whether the phrases "all personal property" or "all assets" or similarly general phrases would be sufficient to create a valid security interest in the SSA Assets or any particular item or items of the SSA Assets;

          (v) we have assumed that the Depositor has, or has the power to transfer, "rights" in the SSA Assets and that "value" has been given, as contemplated by Section 9-203 of the New York UCC, and we express no opinion as to the nature or extent of the Depositor's rights in or title to any of the SSA Assets;

          (vi) we assume the descriptions of the Indenture Assets contained in, or attached as schedules to, the Indenture sufficiently describe the Indenture Assets intended to be covered by the Indenture, and we express no opinion as to whether the phrases "all personal property" or "all assets" or similarly general phrases would be sufficient to create a valid security interest in the Indenture Assets or any particular item or items of the Indenture Assets;

          (vii) we have assumed that the Issuer has, or has the power to transfer, "rights" in the Indenture Assets and that "value" has been given, as contemplated by Section 9-203 of the

November 7, 2003
Page 12


LATHAM & WATKINS LLP

New York UCC, and we express no opinion as to the nature or extent of the Issuer's rights in or title to any of the Indenture Assets;

          (viii) we call to your attention the fact that the perfection of a security interest in "proceeds" (as defined in the Applicable UCC) of Collateral is governed and restricted by Section 9-315 of the Applicable UCC;

          (ix) we express no opinion regarding the effect of any security interest perfected prior to July 1, 2001 under the New York UCC, the California UCC or the Delaware UCC or outside the New York UCC, the California UCC or the Delaware UCC;

          (x) we have assumed that the exact legal name of HMFC and the Depositor are as set forth in the copy of the organizational documents delivered pursuant to Section 7(t) of the Underwriting Agreement;

          (xi) Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

          (xii) we have assumed that the parties to the Transaction Documents have not expressly or by implication waived, subordinated or agreed to any modification of the perfection or priority of any security interest under the Transaction Documents or agreed to any adverse claim of which we are unaware.

          (xiii) we express no opinion with respect to any security interest in any of the following types of property which are now or hereafter credited to the Securities Account: (a) any option or similar obligation issued by a clearing corporation to its participants; (b) any commodity contract; (c) an ownership interest evidenced by certificates or stock or other instruments and a leasehold evidenced by a proprietary lease, or either of the foregoing, from a corporation or partnership formed for the purpose of cooperative ownership of real estate; (d) any interest in a trust, partnership or limited liability company; or (e) property of a type constituting financial assets not subject to
Article 9 of the New York UCC;

          (xiv) we call to your attention that under the New York UCC actions taken by the Securities Intermediary or the Indenture Trustee (including amending any agreement relating to the Securities Account in a manner which either (a) eliminates the Indenture Trustee's "control" over the Securities Account, (b) changes the identity of the entitlement holder or (c) changes the law governing the Securities Account) may adversely affect the security interest of the Indenture Trustee;

          (xv) we call to your attention that the law of a "securities intermediary's jurisdiction" governs, among other things, the rights and duties of a "securities intermediary" and the "entitlement holder" arising out of a "security entitlement" and whether an adverse claim can be asserted against a person who acquires a "security entitlement" from a "securities intermediary" (as each such term is defined in the New York UCC);

November 7, 2003
Page 13


LATHAM & WATKINS LLP

          (xvi) we express no opinion with respect to the effect of Section 9-315 of the New York UCC or any other applicable law with respect to proceeds of any funds or other property credited to the Securities Account to the extent such funds or other property constitute proceeds of the Indenture Assets of either the Indenture Trustee or any other creditor;

          (xvii) we have assumed that (a) the parties thereto have complied with the Control Agreement in all respects, (b) the Securities Intermediary has satisfied at least one of the conditions set forth in Section 8-501(b) of the New York UCC with respect to the financial assets maintained therein, and (c) the financial assets carried in the Securities Account have been duly endorsed to the Securities Intermediary or in blank as provided in Section 8-501(d) of the New York UCC, and we express no opinion as to the nature or extent of the Securities Intermediary's rights in the financial assets underlying any Security Entitlement;

          (xviii) we have assumed that the Control Agreement, and no other agreement or understanding with any Person, governs the Indenture Trustee's, the Security Intermediary's and the Issuer's rights and duties with respect to the Securities Account and the financial assets contained therein;

          (xix) we express no opinion as to the priority of any security interest in a Securities Account as against any lien creditor to the extent that such security interest purports to secure any advances or other obligations other than those that are made without knowledge of the lien or pursuant to a commitment entered into without knowledge of the lien;

          (xx) we express no opinion with respect to any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to such property preempt Section 9-310(a) of the New York UCC or the Delaware UCC or Section 9310(a) of the California UCC; and

          (xxi) we have assumed that there are no effective agreements prohibiting, restricting or conditioning the assignment of any portion of the Transferred Assets and that any conditions for the assignment thereof have been complied with.

     This letter is furnished only to you and is solely for your benefit in connection with the transactions covered hereby. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion.

                                        Very truly yours,


                                        /s/ Latham & Watkins LLP

                                   SCHEDULE I

Hyundai ABS Funding Corporation
10550 Talbert Avenue
Fountain Valley, California  92708

Hyundai Motor Finance Company
10550 Talbert Avenue
Fountain Valley, California  92708

Hyundai Auto Receivables Trust 2003-A
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001

Wells Fargo Bank Minnesota, National Association
Sixth and Marquette Avenue
MAC N9311-161
Minneapolis, Minnesota  55479

Standard & Poor's
55 Water Street
New York, New York  10041

Fitch, Inc.
1 State Street Plaza
New York, New York  10004

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10017

Banc One Capital Markets, Inc., Individually
   and as Representative of the Several Underwriters
One Bank One Plaza, Mail Suite IL1-0596
Chicago, Illinois  60670

                                    Exhibit I

                             HMFC Search Certificate

                                   Exhibit II

                          Depositor Search Certificate

                                   Exhibit III

                            SocGen Release Statement

                                   Exhibit IV

                             HBCF Release Statement

                                    Exhibit V

                            HMFC Financing Statement

                                   Exhibit VI

                          Depositor Financing Statement

                                   Exhibit VII

                           HMFC Officer's Certificate

                                  Exhibit VIII

                         Depositor Officer's Certificate

                                   Exhibit IX

                                Conduit Documents

     Purchase and Sale Agreement dated as of January 17, 2000 (as amended, supplemented or otherwise modified to the date hereof) between HMFC and HBCF.

     Second Amended and Restated Receivables Purchase Agreement, dated as of July 23, 2002 (as amended, supplemented or otherwise modified to the date hereof) among HMFC, HBCF, Asset One Securitization, LLC, Sheffield Receivables Corporation, Amsterdam Funding Corporation, Barclay's Bank plc, SocGen and ABN AMRO Bank N.V.

                                    Exhibit X

                               HMFC Prior Filings

                                   Exhibit XI

                             Depositor Prior Filings

                                   Exhibit XII

             Form of Motor Vehicle Retail Installment Sale Contract